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                                                                   EXHIBIT 10.25

                                 NOTICE OF AWARD


To:          Dennis J. Moore

From: Human Resources and Ethics Committee of the Board of Directors of ESCO Technologies Inc. ("Committee")

Subject:     Award of Restricted Shares



             1. Award. The Committee has awarded to you 40,000 Shares of Company Stock (as hereinafter defined), subject to the terms hereinafter set forth.

             2.   Terms.  The following are the terms of the Award:

                  (a) During the period commencing on the date hereof and ending on October 31, 2003 (the "Restriction Period") you must remain employed by the Company. If during the Restriction Period you terminate employment for any reason other than death or disability, you will forfeit the shares of Company Stock awarded hereunder. If, during the Restriction Period, you terminate employment on account of death or disability (as determined by the Board), you (or your estate) shall become fully vested in the shares of Company Stock awarded hereunder and the employment requirement of this subparagraph (a) shall cease to apply.

                  (b) During the Restriction Period, the certificates representing the shares of Company Stock awarded hereunder shall be held by an escrow agent selected by the Company. At the end of the Restriction Period (or upon your earlier termination of employment on account of death or disability as determined under subparagraph (a), above, or upon a Change of Control under the circumstances described in subparagraph (c), below) the escrow agent shall


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deliver such certificates to you (or to your estate). During the Restriction
Period you will be entitled to all dividends paid on the shares of Company Stock awarded hereunder and you will be entitled to instruct the escrow agent how to vote such shares.

                  (c) If there is a Change of Control (as hereinafter defined) and you are employed by the Company on the date of the Change of Control, you will become fully vested in the shares of Company Stock awarded hereunder and the employment requirement of subparagraph (b) shall cease to apply.

                  (d) If, during the term of your employment agreement dated as of November 1, 1999 ("Employment Agreement"), but under circumstances not described in paragraph 10 of the Employment Agreement, your employment is terminated by the Company for reasons other than "Cause" (as defined in the Employment Agreement) you will become fully vested in the shares of Company Stock awarded hereunder and the employment requirement of subparagraph 2(a) shall cease to apply.

            3.    Definitions.

                  (a)    "Change of Control" shall mean:

                         (i)    The purchase or other acquisition (other than
from the Company) by any persons, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then-outstanding shares of Common Stock of the








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Company or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of directors; or

                         (ii)   Individuals who, as of the date hereof,
constitute the Board (as the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

                         (iii)  Approval by the stockholders of the Company of a
reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the elections of directors of the reorganized, merged or consolidated corporations' then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.


                  (b)    "Company Stock" means common stock of the Company.

         4. Amendment. The Award may be amended by written consent between the Company and you.






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Executed this 16th day  of November, 2000
              ----         --------


ESCO TECHNOLOGIES INC.


By:
   -------------------------------------------------


ATTEST:
       ---------------------------------------------
                           Secretary



AGREED TO AND ACCEPTED:


----------------------------------------------------
                 Dennis J. Moore












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